Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three months ended March 31, 2018 and 2017

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)
(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$43.8	$29.1
Restricted cash	5.7	6.1
Accounts receivable - trade, unbilled and other	26.3	52.3
Accounts receivable - related party	35.9	36.6
Current portion of derivative instruments asset	4.8	2.7
Inventory	16.1	17.7
Prepayments and other current assets	12.3	12.2
Total current assets	144.9	156.7

Property, plant, and equipment, net	587.1	603.6
Equity investment in unconsolidated affiliates	169.4	163.6
Power purchase agreements and intangible assets, net	178.5	191.2
Goodwill	21.4	21.4
Derivative instruments asset	3.4	2.8
Other assets	7.5	8.1
Total assets	$1,112.2	$1,147.4

Liabilities
Current liabilities:
Accounts payable	$5.5	$1.7
Related party payables	27.9	27.2
Accrued interest	2.7	0.3
Other accrued liabilities	16.9	23.1
Current portion of long-term debt	83.6	99.5
Current portion of derivative instruments liability	3.7	4.4
Other current liabilities	0.2	1.0
Total current liabilities	140.5	157.2

Long-term debt, net of unamortized discount and deferred financing costs	597.1	616.3
Derivative instruments liability	18.0	19.9
Deferred income taxes	14.9	12.3
Power purchase and fuel supply agreement liabilities, net	23.3	24.1
Other long-term liabilities	46.9	47.6
Total liabilities	840.7	877.4
Commitments and contingencies

Equity
Partners’ capital	1,124.7	1,325.8
Accumulated other comprehensive loss	(137.6)	(133.4)
Retained deficit	(922.9)	(1,137.6)
Total APLP Holdings Limited Partnership equity	64.2	54.8
Preferred shares issued by a subsidiary company	207.3	215.2
Total equity	271.5	270.0
Total liabilities and equity	$1,112.2	$1,147.4

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Three months ended March 31,
	2018	2017
Project revenue:
Energy sales	$38.4	$34.2
Energy capacity revenue	20.1	16.2
Other	21.5	41.8
	80.0	92.2
Project expenses:
Fuel	22.2	25.9
Operations and maintenance	21.0	18.2
Depreciation and amortization	23.8	27.7
	67.0	71.8
Project other income (expense):
Change in fair value of derivative instruments	3.8	(1.6)
Equity in earnings of unconsolidated affiliates	12.3	9.1
Interest expense, net	(0.6)	(0.6)
	15.5	6.9
Project income	28.5	27.3

Administrative and other expenses (income):
Administration	0.8	4.1
Interest, net	11.5	14.9
Foreign exchange (gain) loss	(4.7)	1.9
Other expense	3.3	0.8
	10.9	21.7
Income before income taxes	17.6	5.6
Income tax expense (benefit)	3.3	(0.3)
Net income	14.3	5.9
Net (loss) income attributable to preferred shares of a subsidiary company	(1.7)	2.1
Net income attributable to APLP Holdings Limited Partnership	$16.0	$3.8

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$14.3	$5.9
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	23.8	27.7
Stock-based compensation expense	0.6	0.4
Distributions from unconsolidated affiliates	6.6	3.7
Equity in earnings from unconsolidated affiliates	(12.3)	(9.1)
Unrealized foreign exchange (gain) loss	(4.8)	1.7
Change in fair value of derivative instruments	(3.8)	1.6
Change in deferred income taxes	2.3	(1.2)
Change in other operating balances
Accounts receivable	26.6	1.6
Inventory	1.6	(0.3)
Prepayments, supplies and other assets	2.3	(1.1)
Accounts payable	4.3	(2.8)
Accruals and other liabilities	(4.1)	10.6
Cash flows provided by operating activities	57.4	38.7

Cash flows used in investing activities:
Purchase of property, plant and equipment	(1.1)	(1.9)
Cash flows used in investing activities	(1.1)	(1.9)

Cash flows used in financing activities:
Dividends paid to Parent	(3.4)	(11.1)
Dividends paid on preferred shares of a subsidiary company	(2.2)	(2.1)
Repurchase of preferred shares of a subsidiary company	(4.0)	—
Repayment of corporate and project-level debt	(32.4)	(27.4)
Cash flows used in financing activities	(42.0)	(40.6)

Net increase (decrease) in cash and cash equivalents	14.3	(3.8)
Cash, cash equivalents and restricted cash at beginning of period	35.2	35.2
Cash, cash equivalents and restricted cash at end of period	$49.5	$31.4

Supplemental cash flow information
Interest paid	$7.7	$11.6
Taxes paid	$1.0	$0.9
Accruals for construction	$0.3	$—